Exhibit 99.1
FOR IMMEDIATE RELEASE

Adams Resources & Energy, Inc. Announces Fourth Quarter And
Full Year 2023 Results

Reports Year-over-Year Increase in Cash Flow from Operations and Total Liquidity

Houston, Texas (Wednesday, March 13, 2024) -- Adams Resources & Energy, Inc. (NYSE AMERICAN: AE) (“Adams” or the “Company”), a company engaged in marketing, transportation, logistics and repurposing of crude oil, refined products and dry bulk materials, today announced operational and financial results for the quarter and year ended December 31, 2023.

Fourth Quarter 2023 Financial Summary

•Total revenue of $709.8 million, versus $747.7 million for the fourth quarter of 2022.

•Net loss for the quarter improved $6.4 million year-over-year to ($0.9) million, or ($0.34) per common share.

•Adjusted net earnings of $0.1 million, or $0.03 per diluted common share, compared to adjusted net loss of ($2.7) million, or ($0.85) per common share, for the prior-year quarter.

•Net cash provided by operating activities of $22.4 million, versus net cash used in operating activities of $2.1 million for the fourth quarter of 2022.

•Cash and cash equivalents of $33.3 million at December 31, 2023 versus $20.5 million at December 31, 2022 and $16.3 million at September 30, 2023.

•Liquidity of $80.3 million at December 31, 2023, versus $55.9 million at September 30, 2023 and $72.1 million at December 31, 2022.

•Paid dividends of $0.24 per common share.

Full Year 2023 Financial Summary

•Net income of $0.2 million, or $0.08 per diluted common share, on revenues of $2.75 billion, compared to $3.5 million, or $0.85 per diluted common share, on revenues of $3.37 billion for the prior year.

•Adjusted net loss of ($3.7) million, or ($1.45) per common share, compared to adjusted net earnings of $4.2 million, or $1.02 per diluted common share in the prior year.

•Net cash provided by operating activities of $30.3 million, compared to $13.8 million for the full year 2022.

Adjusted net (losses) earnings and adjusted net (losses) earnings per common share are non-generally accepted accounting principle (“non-GAAP”) financial measures that are defined and reconciled, along with the non-GAAP financial measure adjusted cash flow in the financial tables later in this release.

“Our performance in the fourth quarter showcased several encouraging highlights in a very challenging environment. Our crude oil marketing segment demonstrated a sequential increase in operating income despite a number of headwinds,” said Kevin J. Roycraft, Chief Executive Officer of Adams. “Moreover, we increased our cash balance and liquidity and nearly tripled our net income on a sequential basis.”

“We believe the challenges facing our GulfMark and Service Transport segments are expected to remain in place for the next few months, and we anticipate a gradual recovery to begin late in the first half of 2024,” Mr. Roycraft continued. “Our Company remains in a very strong financial position to navigate the continued macroeconomic challenges affecting our industries. We are well-prepared to deliver meaningful performance when our key markets begin to improve. In addition, our continued commitment to our dividend should deliver long-term value to our shareholders,” Mr. Roycraft concluded.

Additional Operational Highlights

•In the fourth quarter, Adams’ crude oil marketing subsidiary, GulfMark Energy, Inc. (“GulfMark”), successfully exited its Red River operations in Oklahoma and North Texas, recognizing nearly $1 million in one-time expenses associated with the closure, as well as $2.6 million in gains on sales of liquidated equipment. GulfMark marketed 73,381 barrels per day (“bpd”) of crude oil during the fourth quarter of 2023, compared to 99,441 bpd during the fourth quarter of 2022 and 92,556 bpd for the third quarter of 2023. The primary driver for the barrel reduction was the Red River closure. For the full year 2023, GulfMark marketed 87,985 bpd of crude oil versus 94,873 bpd for the full year 2022.

•The collective fleet of Service Transport Company (“Service Transport”), Adams’ liquid chemicals, pressurized gases, asphalt and dry bulk transportation subsidiary, traveled 6.13 million miles during the fourth quarter of 2023, versus 6.07 million miles during the fourth quarter of 2022 and 6.51 million miles during the third quarter of 2023. For the full year 2023, Service Transport traveled 25.5 million miles versus 26.5 million miles for the full year 2022.

•Adams’ crude oil pipeline and storage segment, which includes the Victoria Express Pipeline System, throughput was 9,377 bpd for the fourth quarter of 2023, compared to 10,615 bpd for the fourth quarter of 2022 and 8,548 bpd for the third quarter of 2023. Terminalling volumes were 9,589 bpd for the fourth quarter of 2023, versus

10,833 bpd for the fourth quarter of 2022 and 9,350 bpd for the third quarter of 2023. For the full year 2023, pipeline throughput was 9,140 bpd versus 11,084 bpd for the full year 2022, while terminalling volumes were 10,026 bpd for 2023 versus 11,296 bpd for 2022.

•The logistics and repurposing segment, which includes the Firebird Bulk Carriers, Inc. and Phoenix Oil, Inc. businesses acquired in August 2022, had another quarter of positive impact on quarterly and full year 2023 cash flow.

•Adams’ remained solidly positioned with 267,731 barrels of crude oil inventory at December 31, 2023 compared to 328,562 barrels at December 31, 2022.

•Ended 2023 with a combined owned or leased fleet across the organization of 605 tractors and 1,131 trailers compared to 668 tractors and 1,219 trailers at the end of 2022. Through its continued targeted efforts to maintain a modernized fleet, Adams’ average life of its tractor fleet was 3.5 years at December 31, 2023 compared to 3.6 years at December 31, 2022.

Capital Investments and Dividends

During the fourth quarter of 2023, the Company had capital expenditures of $3.0 million for the purchase of eight tractors, thirteen trailers and other field equipment. In addition, Adams paid dividends of $0.6 million, or $0.24 per common share.

For the full year 2023, Adams had capital expenditures of $11.9 million relating to the purchase of 26 tractors and 24 trailers, the purchase of land for our Dayton expansion project, and other various equipment.

As previously announced on February 20, 2024, the Company’s Board of Directors declared a quarterly cash dividend for the fourth quarter of 2023 in the amount of $0.24 per common share, payable on March 22, 2024 to shareholders of record as of March 8, 2024.

Use of Non-GAAP Financial Measures

This press release and accompanying schedules includes the non-GAAP financial measures of adjusted cash flow, adjusted net earnings (losses) and adjusted earnings (losses) per common share. The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. Company management believes these measures are useful indicators of the financial performance of our business and uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against peer companies. Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, net cash flow provided by operating activities, earnings per share or any other measure of financial performance calculated and presented in accordance with GAAP. Adams’ non-GAAP financial measures may not be comparable to similarly titled measures of other companies because they may not calculate such measures in the same manner as Adams does.

Conference Call

The Company will host a conference call to discuss its fourth quarter results on Thursday, March 14, 2024 at 9:00 a.m. ET (8:00 a.m. CT). To participate in the live conference call, dial 1-844-413-3976 (Toll-Free) within the U.S., or 1-412-317-1802 (Toll-Required) outside the U.S., or log into the webcast, available on Adams’ investor relations website at adamsresources.com/investor-relations. A replay will also be available on the Company’s website or by dialing 1-877-344-7529 (Toll-Free) within the U.S., or 1-412-317-0088 (Toll-Required) outside the U.S. and entering code 9826581.

About Adams Resources & Energy, Inc.

Adams Resources & Energy, Inc. is engaged in crude oil marketing, transportation, terminalling and storage, tank truck transportation of liquid chemicals and dry bulk, interstate bulk transportation logistics of crude oil, condensate, fuels, oils and other petroleum products and recycling and repurposing of off-specification fuels, lubricants, crude oil and other chemicals through its subsidiaries, GulfMark Energy, Inc., Service Transport Company, Victoria Express Pipeline, LLC, GulfMark Terminals, LLC, Firebird Bulk Carriers, Inc. and Phoenix Oil, Inc. For more information, visit www.adamsresources.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains forward-looking statements. Forward-looking statements relate to future events and anticipated results of operations, business strategies, capital deployment plans and other aspects of our operations or operating results as well as future industry developments and economic conditions. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “target” or similar words. Statements may be forward looking even in the absence of these particular words. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results or conditions, such expectation or belief is expressed in good faith and believed to have a reasonable basis. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, and any other risk factors included in Adams’ reports filed with the Securities and Exchange Commission. However, there can be no assurance that such expectation or belief will result or be achieved. Unless legally required, Adams undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact

Tracy E. Ohmart
EVP, Chief Financial Officer
tohmart@adamsresources.com
(713) 881-3609

Investor Relations Contact

John Beisler or Steven Hooser
Three Part Advisors
(817) 310-8776

ADAMS RESOURCES & ENERGY, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenues:
Marketing	$671,682	$707,728	$2,585,355	$3,232,193
Transportation	23,256	26,322	98,359	112,376
Pipeline and storage	15	—	323	—
Logistics and repurposing	14,798	13,671	61,256	22,348
Total revenues	709,751	747,721	2,745,293	3,366,917

Costs and expenses:
Marketing	665,868	710,121	2,560,284	3,208,595
Transportation	18,676	21,702	80,991	89,973
Pipeline and storage	757	703	3,107	2,502
Logistics and repurposing	14,269	12,069	55,717	19,651
General and administrative	4,283	4,858	14,932	17,718
Depreciation and amortization	6,574	6,598	27,863	22,707
Total costs and expenses	710,427	756,051	2,742,894	3,361,146

Operating (losses) earnings	(676)	(8,330)	2,399	5,771

Other income (expense):
Interest income	578	256	1,471	921
Interest expense	(859)	(918)	(3,384)	(1,287)
Total other (expense) income, net	(281)	(662)	(1,913)	(366)

(Losses) earnings before income taxes	(957)	(8,992)	486	5,405

Income tax benefit (provision)	83	1,723	(274)	(1,918)

Net (losses) earnings	$(874)	$(7,269)	$212	$3,487

(Losses) earnings per share:
Basic net (losses) earnings per common share	$(0.34)	$(2.34)	$0.08	$0.86
Diluted net (losses) earnings per common share	$(0.34)	$(2.34)	$0.08	$0.85

Dividends per common share	$0.24	$0.24	$0.96	$0.96

ADAMS RESOURCES & ENERGY, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$33,256	$20,532
Restricted cash	11,990	10,535
Accounts receivable, net of allowance for doubtful accounts	164,295	189,039
Inventory	19,827	26,919
Prepayments and other current assets	3,103	3,118
Total current assets	232,471	250,143

Property and equipment, net	105,065	106,425
Operating lease right-of-use assets, net	5,832	7,720
Intangible assets, net	7,985	9,745
Goodwill	6,673	6,428
Other assets	3,308	3,698
Total assets	$361,334	$384,159

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$183,102	$204,391
Accounts payable – related party	—	31
Derivative liabilities	—	330
Current portion of finance lease obligations	6,206	4,382
Current portion of operating lease liabilities	2,829	2,712
Current portion of long-term debt	2,500	—
Other current liabilities	16,150	19,214
Total current liabilities	210,787	231,060
Other long-term liabilities:
Long-term debt	19,375	24,375
Asset retirement obligations	2,514	2,459
Finance lease obligations	19,685	12,085
Operating lease liabilities	3,006	5,007
Deferred taxes and other liabilities	13,251	15,996
Total liabilities	268,618	290,982

Commitments and contingencies

Shareholders’ equity	92,716	93,177
Total liabilities and shareholders’ equity	$361,334	$384,159

ADAMS RESOURCES & ENERGY, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Operating activities:
Net (losses) earnings	$(874)	$(7,269)	$212	$3,487
Adjustments to reconcile net (losses) earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	6,574	6,598	27,863	22,707
Gains on sales of property	(2,607)	(803)	(4,036)	(2,512)
Provision for doubtful accounts	—	—	29	(20)
Stock-based compensation expense	149	310	1,193	1,022
Change in contingent consideration liability	—	—	(2,566)	—
Deferred income taxes	(2,419)	(375)	(2,416)	(2,136)
Net change in fair value contracts	5	2,237	(330)	353
Changes in assets and liabilities:
Accounts receivable	54,968	9,483	24,715	(46,577)
Accounts receivable/payable, affiliates	—	16	(31)	33
Inventories	7,823	2,925	7,092	(7,334)
Income tax receivable	510	—	—	6,424
Prepayments and other current assets	(633)	(1,060)	15	(592)
Accounts payable	(43,509)	(12,163)	(21,270)	34,762
Accrued liabilities	2,294	(2,162)	(415)	4,327
Other	156	208	220	(167)
Net cash provided by (used in) operating activities	22,437	(2,055)	30,275	13,777

Investing activities:
Property and equipment additions	(2,980)	(694)	(11,897)	(7,491)
Acquisition of Firebird and Phoenix, net of cash acquired	—	443	—	(33,147)
Proceeds from property sales	5,707	893	8,785	3,102
Insurance and state collateral refunds	—	1,202	—	1,533
Net cash provided by (used in) investing activities	2,727	1,844	(3,112)	(36,003)

Financing activities:
Borrowings under Credit Agreement	—	72,000	76,000	117,000
Repayments under Credit Agreement	(625)	(62,625)	(78,500)	(92,625)
Principal repayments of finance lease obligations	(3,572)	(1,250)	(8,516)	(4,741)
Cash paid for debt issuance costs	—	(1,679)	—	(1,679)
Repurchase of common shares from KSA	—	(69,928)	—	(69,928)
Net proceeds from sale of equity	—	1,441	549	1,724
Dividends paid on common stock	(609)	(595)	(2,517)	(3,775)
Net cash used in financing activities	(4,806)	(62,636)	(12,984)	(54,024)

Increase (Decrease) in cash and cash equivalents, including restricted cash	20,358	(62,847)	14,179	(76,250)
Cash and cash equivalents, including restricted cash, at beginning of period	24,888	93,914	31,067	107,317
Cash and cash equivalents, including restricted cash, at end of period	$45,246	$31,067	$45,246	$31,067

ADAMS RESOURCES & ENERGY, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Reconciliation of Adjusted Cash Flow to
Net (Losses) Earnings:
Net (losses) earnings	$(874)	$(7,269)	$212	$3,487
Add (subtract):
Income tax (benefit) provision	(83)	(1,723)	274	1,918
Depreciation and amortization	6,574	6,598	27,863	22,707
Gains on sales of property	(2,607)	(803)	(4,036)	(2,512)
Stock-based compensation expense	149	310	1,193	1,022
Change in contingent consideration liability	—	—	(2,566)	—
Inventory valuation losses	3,673	4,070	751	2,008
Net change in fair value contracts	5	2,237	(330)	353
Adjusted cash flow	$6,837	$3,420	$23,361	$28,983

Reconciliation of Net (Losses) Earnings to Adjusted
Net (Losses) Earnings and Adjusted (Losses)
Earnings per Common Share:
Net (losses) earnings	$(874)	$(7,269)	$212	$3,487
Add (subtract):
Gains on sales of property	(2,607)	(803)	(4,036)	(2,512)
Stock-based compensation expense	149	310	1,193	1,022
Change in contingent consideration liability	—	—	(2,566)	—
Net change in fair value contracts	5	2,237	(330)	353
Inventory valuation losses	3,673	4,070	751	2,008
Tax effect of adjustments to (losses) earnings	(256)	(1,221)	1,048	(183)
Adjusted net earnings (losses)	$90	$(2,676)	$(3,728)	$4,175

Adjusted earnings (losses) per common share	$0.03	$(0.85)	$(1.45)	$1.02

Reconciliation of Adjusted Cash Flow to Net Cash
Provided by (Used in) Operating Activities:
Net cash provided by (used in) operating activities	$22,437	$(2,055)	$30,275	$13,777
Add (subtract):
Income tax (benefit) provision	(83)	(1,723)	274	1,918
Deferred income taxes	2,419	375	2,416	2,136
Provision for doubtful accounts	—	—	(29)	20
Inventory valuation losses	3,673	4,070	751	2,008
Changes in assets and liabilities	(21,609)	2,753	(10,326)	9,124
Adjusted cash flow	$6,837	$3,420	$23,361	$28,983

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